Investor Contact:

Emma Jo Kauffman

(615) 855-5525

DOLLAR GENERAL TO PRESENT AT GOLDMAN SACHS

12TH ANNUAL GLOBAL RETAILING CONFERENCE

GOODLETTSVILLE, Tenn. – September 1, 2005 – Dollar General Corporation (NYSE: DG) will make a presentation to the investment community at the Goldman Sachs 12th Annual Global Retailing Conference on Wednesday, September 7, 2005, beginning at 2:45 p.m. EDT.  A webcast of this presentation and supporting slides can be accessed live through the Company’s Web site at www.dollargeneral.com, in the “Investing” section at “Conference calls and Investor events.”  The webcast will be available through September 21, 2005.

About Dollar General

Dollar General is a Fortune 500® discount retailer with 7,755 neighborhood stores as of August 26, 2005.  Dollar General stores offer convenience and value to customers by offering consumable basic items that are frequently used and replenished, such as food, snacks, health and beauty aids and cleaning supplies, as well as a selection of basic apparel, housewares and seasonal items at everyday low prices.  The Company store support center is located in Goodlettsville, Tennessee. Dollar General’s Web site can be reached at www.dollargeneral.com.

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